UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2021

Investar Holding Corporation
(Exact name of registrant as specified in its charter)

Louisiana	001-36522	27-1560715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10500 Coursey Blvd. Baton Rouge, Louisiana 70816
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (225) 227-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value per share	ISTR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

Effective before the opening of business on April 1, 2021, Investar Holding Corporation (NASDAQ: ISTR) (“Investar”), the holding company for Investar Bank, National Association (“Investar Bank”), completed its previously announced acquisition of Cheaha Financial Group, Inc. (“Cheaha”), the holding company for Cheaha Bank, in Oxford, Alabama.

The acquisition was completed pursuant to the terms of the Agreement and Plan of Reorganization (the “Reorganization Agreement”), dated January 21, 2021, by and among Investar, Cheaha, Investar Bank and High Point Acquisition, Inc., a Louisiana corporation and wholly-owned subsidiary of Investar (“Merger Subsidiary”). Pursuant to the Reorganization Agreement, the Merger Subsidiary was merged with and into Cheaha, with Cheaha as the surviving corporation. Immediately following the initial merger, Cheaha was merged with and into Investar, with Investar as the surviving corporation, and then Cheaha Bank was merged with and into Investar Bank, with Investar Bank as the surviving bank. The mergers took place in immediate succession.

Under the terms of the Reorganization Agreement, each of the issued and outstanding shares of Cheaha common stock was converted into and represents the right to receive $80.00 in cash from Investar. In the aggregate, Cheaha’s shareholders received approximately $41.1 million in cash consideration as a result of the merger.

The foregoing description of the Reorganization Agreement does not purport to be complete and is qualified in its entirety by reference to the Reorganization Agreement, which was filed as Exhibit 2.1 to Investar’s Current Report on Form 8-K filed on January 25, 2021, and is incorporated herein by reference.

Item 8.01 Other Events

On April 1, 2021, Investar issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference announcing the completion of its acquisition of Cheaha.

Item  9.01. Financial Statements and Exhibits.

(a)    Financial statements of businesses acquired.

Any financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)    Pro forma financial information.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Reorganization, dated January 21, 2021, by and among Investar Holding Corporation, Cheaha Financial Group, Inc. and High Point Acquisition, Inc. and incorporated herein by reference.*
99.1	Press release dated April 1, 2021
104	The cover page of Investar Holding Corporation’s Form 8-K is formatted in Inline XBRL

*The registrant has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(a)(5) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or similar attachment to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTAR HOLDING CORPORATION

April 1, 2021	By:	/s/ John J. D’Angelo
John J. D’Angelo
President and Chief Executive Officer